Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Teresa M. Brenner, Timothy J. Mayopoulos and Randall J. Shearer, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2004, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By:	/s/ Kenneth D. Lewis
Kenneth D. Lewis
President and Chief Executive Officer

Dated: January 26, 2005

Signature	Title	Date

/s/ Kenneth D. Lewis Kenneth D. Lewis	President, Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2005

/s/ Marc D. Oken Marc D. Oken	Chief Financial Officer (Principal Financial Officer)	January 26, 2005

/s/ Neil Cotty Neil Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 26, 2005

/s/ William Barnet, III William Barnet, III	Director	January 26, 2005

/s/ Charles W. Coker Charles W. Coker	Director	January 26, 2005

/s/ John T. Collins John T. Collins	Director	January 26, 2005

/s/ Gary L. Countryman Gary L. Countryman	Director	January 26, 2005

/s/ Paul Fulton Paul Fulton	Director	January 26, 2005

/s/ Charles K. Gifford Charles K. Gifford	Chairman and Director	January 26, 2005

/s/ Donald E. Guinn Donald E. Guinn	Director	January 26, 2005

/s/ James H. Hance, Jr. James H. Hance, Jr.	Vice Chairman and Director	January 26, 2005

Walter E. Massey	Director	January 26, 2005

/s/ Thomas J. May Thomas J. May	Director	January 26, 2005

/s/ C. Steven McMillan C. Steven McMillan	Director	January 26, 2005

Patricia E. Mitchell	Director	January 26, 2005

/s/ Edward L. Romero Edward L. Romero	Director	January 26, 2005

/s/ Thomas M. Ryan Thomas M. Ryan	Director	January 26, 2005

/s/ Temple Sloan, Jr. O. Temple Sloan, Jr.	Director	January 26, 2005

/s/ Meredith R. Spangler Meredith R. Spangler	Director	January 26, 2005

/s/ Jackie M. Ward Jackie M. Ward	Director	January 26, 2005